EXHIBIT 99.1

PRESS RELEASE

Bioverativ Reports Third Quarter 2017 Performance

•	Third quarter revenues up 27.2% year-over-year driven by continued hemophilia franchise momentum and strong commercial execution

•	Third quarter 2017 GAAP operating margin of 35.6%; Non-GAAP operating margin of 45.7%

•	Pipeline of rare blood disorder candidates continues to progress, including BIVV001 for Hemophilia A and BIVV009 for cold agglutinin disease

WALTHAM, Mass. – October 26, 2017 – Bioverativ Inc. (NASDAQ: BIVV) today reported financial results for the third quarter of 2017.

Key financial results include:

•	Third quarter 2017 revenues of $291.6 million, up 27.2% year-over-year

•	Third quarter 2017 GAAP net income down 15.7% year-over-year; Non-GAAP net income up 32.8% year-over-year

•	Third quarter 2017 GAAP earnings per share of $0.63, down 16.0% year-over-year; Non-GAAP earnings per share of $0.80, up 31.1% year-over-year

•	Generated cash flows from operations of $377.6 million for the nine months ended September 30, 2017

“We are pleased with the progress of the business in the quarter as we continued to deliver on all of our priorities. Our hemophilia franchise grew thanks to strong commercial execution and differentiation of our leading extended half-life products, ELOCTATE® and ALPROLIX®,” said John Cox, Chief Executive Officer of Bioverativ. “We made significant progress advancing our pipeline with the initiation of the Phase 1/2a trial for BIVV001 and the FDA’s acceptance of an IND application for ST-400, a gene-edited cell therapy candidate to treat beta-thalassemia being developed in collaboration with Sangamo Therapeutics. We also entered into a strategic research collaboration with Bicycle Therapeutics to develop innovative therapies to treat rare blood disorders.”

“As we look toward closing out the year, we are on track to initiate Phase 3 trials for BIVV009 in cold agglutinin disease. We are excited about the potential of bringing forward an important new therapy for these patients who have no approved treatment options today.”

“We plan to continue to execute across all aspects of the business and remain committed to building a world-class rare blood disorders company. Importantly, we are equally committed to creating long-term value for our shareholders by being disciplined and focused in our allocation of capital,” continued Mr. Cox.

Revenue Highlights

(In millions, except percentages)	Q3 ‘17	Q2 ‘17	Q3 ‘16	Q3 ‘17 v. Q2 ‘17	Q3 ‘17 v. Q3 ‘16
ELOCTATE	$186.3	$174.2	$131.9	6.9%	41.2%
ALPROLIX	88.5	89.7	85.2	(1.3%)	3.9%
Total Product Revenues	274.8	263.9	217.1	4.1%	26.6%
Collaboration Revenues	16.8	25.2	12.1	(33.3%)	38.8%
Total Revenues	$291.6	$289.1	$229.2	0.9%	27.2%

Note: Percent changes represented as increase & (decrease)

In the US, product revenues grew 27.1% compared to the third quarter of 2016 and 0.9% compared to the second quarter of 2017. Product revenues outside the US grew 24.1% compared to the third quarter of 2016 and 21.7% compared to the second quarter of 2017.

ELOCTATE remained on a strong trajectory, despite normal seasonality, due to high patient retention, continued capture of patients switching to long-acting therapies, and the market shift to prophylactic treatment.

ALPROLIX performed in line with expectations and was impacted by seasonality and increasing competition in Hemophilia B.

Collaboration revenues from Swedish Orphan Biovitrum AB (publ) (Sobi™) fell compared to the second quarter of 2017 as increased royalty revenue driven by increased sales in Sobi’s territory was offset by lower contract manufacturing revenue due to the timing of Sobi purchases.

Expense Highlights

GAAP
(In millions, except percentages)	Q3 ‘17	Q2 ‘17	Q3 ‘16	Q3 ‘17 v. Q2 ‘17	Q3 ‘17 v. Q3 ‘16
Cost of sales	$65.5	$80.5	$71.5	(18.6%)	(8.4%)
R&D	$70.1	$33.7	$42.7	108.0%	64.2%
SG&A	$52.2	$61.3	$35.7	(14.8%)	46.2%

Note: Percent changes represented as increase & (decrease)

Cost of sales fell by $6.0 million compared to the third quarter of 2016 as a result of impairment charges associated with the shutdown of a Biogen Cambridge manufacturing facility in 2016 and lower inventory write-offs partially offset by higher sales volume in 2017. Cost of sales fell by $15.0 million compared to the second quarter of 2017 as increased unit sales volume of ELOCTATE and ALPROLIX was offset by lower Sobi contract manufacturing and lower inventory write-offs.

Research and development expenses increased by $27.4 million compared to the third quarter of 2016 driven by costs associated with the preparation for BIVV009 Phase 3 clinical trials as well as an upfront payment for the company’s research collaboration with Bicycle Therapeutics partially offset by prior period allocations. Compared to the second quarter of 2017, research and development expenses increased by $36.4 million also largely due to the preparation for BIVV009 Phase 3 clinical trials and the company’s collaboration with Bicycle Therapeutics.

Selling, general and administrative expenses rose by $16.5 million compared to the third quarter of 2016 driven by an increase in workforce and higher fees and services as the company built capabilities to support its independent operations partially offset by prior period allocations. Compared to the second quarter of 2017, selling, general and administrative expenses fell by $9.1 million primarily due to True North Therapeutics acquisition-related costs.

Non-GAAP
(In millions, except percentages)	Q3 ‘17	Q2 ‘17	Q3 ‘16	Q3 ‘17 v. Q2 ‘17	Q3 ‘17 v. Q3 ‘16
Cost of sales	$64.1	$79.0	$52.9	(18.9%)	21.2%
R&D	$54.8	$30.8	$41.9	77.9%	30.8%
SG&A	$39.3	$38.1	$34.5	3.1%	13.9%

Note: Percent changes represented as increase & (decrease)

Cost of sales increased by $11.2 million compared to the third quarter of 2016 and fell by $14.9 million compared to the second quarter of 2017. Non-GAAP adjustments for third quarter of 2017 cost of sales totaled $1.4 million.

Research and development expenses increased by $12.9 million compared to the third quarter of 2016 and by $24.0 million compared to the second quarter of 2017. Non-GAAP adjustments for third quarter of 2017 research and development expenses totaled $15.3 million, the most significant of which was a milestone payment related to the Bicycle Therapeutics research collaboration.

Selling, general and administrative expenses rose by $4.8 million compared to the third quarter of 2016 and by $1.2 million compared to the second quarter of 2017. Non-GAAP adjustments for third quarter of 2017 selling, general, and administrative expenses totaled $12.9 million, primarily due to equity based compensation and spin-related costs.

A reconciliation of GAAP to Non-GAAP financial results can be found in Table 5 at the end of this release.

Tax

The company’s GAAP effective income tax rate for the three months ended September 30, 2017 was 35.3%. This compares to GAAP effective income tax rate of (1.6%) for the three months ended September 30, 2016. The difference from the prior year was primarily due to the realization of deferred tax assets resulting from net losses and business credit carryforwards in 2016. The GAAP effective income tax rate for the three months ended June 30, 2017 and year-to-date 2017 were 33.9% and 35.7%, respectively.

Cash Position

As of September 30, 2017, Bioverativ had $224.1 million in cash and cash equivalents and no debt.

Recent Corporate Events

•

The U.S. Food and Drug Administration accepted an investigational new drug (IND) application for ST-400, a gene-edited cell therapy candidate for people with transfusion-dependent beta-thalassemia being developed in collaboration with Sangamo Therapeutics. The IND acceptance enables Sangamo to initiate a Phase 1/2 clinical trial in transfusion-dependent beta-thalassemia and patient enrollment in the first half of next year. Bioverativ and Sangamo are developing ST-400 as part of an exclusive worldwide collaboration to develop and commercialize gene-edited cell therapies.

•

Entered into a research collaboration with Bicycle Therapeutics Ltd., a biotechnology company pioneering a new class of therapeutics based on its proprietary bicyclic peptide (Bicycle®) product platform. The collaboration is focused on the discovery, development and commercialization of innovative therapies to treat rare blood disorders.

•

Formed a strategic collaboration with Invicro, LLC, a leading provider of imaging services and analysis for pharmaceutical research and development, focused on expanding the use and adoption of leading imaging technologies, including ultrasound and radiolabeled imaging, to improve the diagnosis and management of joint disease in people with hemophilia. One of the primary focuses of this imaging collaboration will be to investigate the impact of ELOCTATE and ALPROLIX, and Bioverativ’s investigational therapy BIVV001, on protection from bleeds and improvement of long-term joint health in people with hemophilia.

Conference Call and Webcast

The company's earnings conference call for the third quarter will be broadcast via the internet at 8:00 a.m. EDT on October 27, 2017, and will be accessible through the Investors section of Bioverativ’s homepage, investors.bioverativ.com. Supplemental information in the form of a slide presentation will also be accessible at the same location at the time of the conference call and will be subsequently available on the website for at least one month.

About Bioverativ

Bioverativ (NASDAQ: BIVV) is a global biopharmaceutical company dedicated to transforming the lives of people with hemophilia and other rare blood disorders through world-class research, development and commercialization of innovative therapies. Launched in 2017 following separation from Biogen Inc., Bioverativ builds upon a strong heritage of scientific innovation and is committed to actively working with the blood disorders community. The company’s mission is to create progress for patients where they need it most and its hemophilia therapies when launched represented the first major advancements in hemophilia treatment in more than two decades. For more information, visit www.bioverativ.com or follow @bioverativ on Twitter.

Safe Harbor

This press release contains forward-looking statements, including statements relating to: Bioverativ’s business and strategic objectives; growth prospects; commercial and pipeline progress; collaboration programs; clinical trials; and financial information. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. You should not place undue reliance on these statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: Bioverativ’s dependence on revenues from sales of ELOCTATE and ALPROLIX; failure to compete effectively due to significant product competition in the markets in which Bioverativ operates; product quality or safety concerns, including the occurrence of adverse safety events; product development risks; risks associated with clinical trials; risks relating to actions of regulatory authorities; risks related to reliance on third parties for manufacturing, supply and distribution of Bioverativ’s products and product candidates; difficulties in obtaining and maintaining adequate coverage, pricing and reimbursement for Bioverativ’s products; failure to obtain and maintain adequate protection for intellectual property and other proprietary rights; the outcome of any significant legal proceedings; risks of doing business in international and emerging markets; risks associated with current and potential future healthcare reforms; failure to identify and execute on business development and research and development opportunities;  Bioverativ’s dependence on relationships with collaborators and other third parties for revenue and other aspects of its business; loss of key employees or inability to attract and retain key personnel; disruptions to, or other adverse impact on Bioverativ’s relationships with its customers and other business partners; adverse effects to Bioverativ liquidity; ability to access capital and credit markets; the adequacy of the Bioverativ’s cash flows from operations; failure to comply with legal and regulatory requirements affecting Bioverativ’s business; the impact of global economic conditions; fluctuations in foreign exchange and interest rates; changes in the law concerning the taxation of income; risks relating to technology failures or breaches; Bioverativ’s lack of operating history as a standalone business; risks relating to the separation from Biogen; and other risks and uncertainties described in the Risk Factors section of Bioverativ’s quarterly and annual filings with the Securities and Exchange Commission.

These statements are based on Bioverativ’s current beliefs and expectations and speak only as of the date of this release. Bioverativ does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:

Susan Altschuller, Ph.D.

+1 781 663 4360

IR@bioverativ.com

TABLE 1

(In millions, except percentages)	Q3 ‘17	Q2 ‘17	Q3 ‘16	Q3 ‘17 v. Q2 ‘17	Q3 ‘17 v. Q3 ‘16
ELOCTATE (US)	$155.9	$150.4	$110.1	3.7%	41.6%
ALPROLIX (US)	68.9	72.4	66.7	(4.8%)	3.3%
US Product Revenues	224.8	222.8	176.8	0.9%	27.1%
ELOCTATE (Ex-US)	30.4	23.8	21.8	27.7%	39.4%
ALPROLIX (Ex-US)	19.6	17.3	18.5	13.3%	5.9%
Ex-US Product Revenues	50.0	41.1	40.3	21.7%	24.1%
Collaboration Revenues	16.8	25.2	12.1	(33.3%)	38.8%
Total Revenues	$291.6	$289.1	$229.2	0.9%	27.2%

TABLE 2

Consolidated Statements of Income

(In millions, except per share amounts)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Product, net	$274.8	$217.1	$780.7	$604.8
Collaboration	16.8	12.1	59.1	26.4
Total revenues	291.6	229.2	839.8	631.2
Cost and expenses:
Cost of sales	65.5	71.5	209.3	162.2
Research and development	70.1	42.7	140.7	146.9
Selling, general and administrative	52.2	35.7	160.5	114.0
Total cost and expenses	187.8	149.9	510.5	423.1
Income from operations	103.8	79.3	329.3	208.1
Other income (expense), net	1.2	(0.1)	3.8	(1.1)
Income before income tax expense (benefit)	105.0	79.2	333.1	207.0
Income tax expense (benefit)	37.1	(1.3)	118.8	(3.7)
Net income	$67.9	$80.5	$214.3	$210.7
Diluted earnings per share	$0.63	$0.75	$1.98	$1.95
Weighted average shares used in calculating diluted earnings per share	108.6	108.0	108.4	108.0

TABLE 3

Consolidated Balance Sheets

(In millions)	As of	As of
	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$224.1	$—
Accounts receivable, net	197.6	149.4
Inventory	30.5	302.0
Due from Biogen	33.1	—
Other current assets	88.4	24.2
Total current assets	573.7	475.6
Restricted cash	40.0	—
Property, plant and equipment, net	24.3	28.4
Intangible assets, net	637.4	51.7
Goodwill	171.2	—
Deferred tax assets, net	0.7	154.2
Other long-term assets	6.2	22.0
Total assets	$1,453.5	$731.9
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$23.6	$12.7
Accrued expenses and other current liabilities	229.6	89.3
Due to Biogen	32.0	—
Total current liabilities	285.2	102.0
Due to True North Therapeutics equityholders	40.0	—
Other long-term liabilities	81.1	63.7
Deferred tax liabilities, net	154.3	—
Contingent consideration	142.6	—
Total liabilities	$703.2	$165.7
Total equity	750.3	566.2
Total liabilities and equity	$1,453.5	$731.9

TABLE 4

Consolidated Statements of Cash Flows

(In millions)	For the Nine Months Ended
	September 30,
	2017	2016
Net cash flows provided by operating activities	$377.6	$233.3
Net cash flows used in investing activities	(407.3)	(30.3)
Net cash flows provided by (used in) financing activities	253.0	(203.0)
Effect of foreign exchange rate changes on cash and cash equivalents	0.8	—
Net increase in cash and cash equivalents	$224.1	$—
Cash and cash equivalents, beginning of the period	—	—
Cash and cash equivalents, end of the period	$224.1	$—

TABLE 5

GAAP to Non-GAAP Reconciliation

An itemized reconciliation between net income on a GAAP and Non-GAAP basis is as follows:

	Q3 2017
(In millions, except EPS and percentages)	GAAP	Share-Based Comp. (1)	Amort. of Intangibles (2)	Tax-Related Items (4)	Spin-Related Costs (5)	Upfront & Milestone Payments (6)	Acquisition-Related Costs (7)	Non-GAAP
Total revenues	291.6	—	—	—	—	—	—	291.6
Cost of sales	(65.5)	—	1.4	—	—	—	—	(64.1)
R&D	(70.1)	1.5	—	—	0.9	10.6	2.3	(54.8)
SG&A	(52.2)	7.7	—	—	5.0	—	0.2	(39.3)
Operating margin	35.6%							45.7%
Other income (expense), net	1.2	—	—	—	—	—	—	1.2
Income before taxes	105.0	9.2	1.4	—	5.9	10.6	2.5	134.6
Income tax expense (benefit) (8)	37.1	3.2	0.5	—	2.1	3.7	0.9	47.5
Tax rate	35.3%							35.3%
Net income	67.9	6.0	0.9	—	3.8	6.9	1.6	87.1
Diluted EPS	0.63							0.80

	Q2 2017
(In millions, except EPS and percentages)	GAAP	Share-Based Comp. (1)	Amort. of Intangibles (2)	Tax-Related Items (4)	Spin-Related Costs (5)	Upfront & Milestone Payments (6)	Acquisition-Related Costs (7)	Non-GAAP
Total revenues	289.1	—	—	—	—	—	—	289.1
Cost of sales	(80.5)	—	1.5	—	—	—	—	(79.0)
R&D	(33.7)	1.4	—	—	1.5	—	—	(30.8)
SG&A	(61.3)	10.4	—	—	3.8	—	9.0	(38.1)
Operating margin	39.3%							48.8%
Other income (expense), net	3.0	—	—	—	—	—	—	3.0
Income before taxes	116.6	11.8	1.5	—	5.3	—	9.0	144.2
Income tax expense (benefit) (8)	39.5	4.0	0.5	—	1.8	—	3.0	48.8
Tax rate	33.9%							33.8%
Net income	77.1	7.8	1.0	—	3.5	—	6.0	95.4
Diluted EPS	0.71							0.88

	Nine Months Ended September 30, 2017
(In millions, except EPS and percentages)	GAAP	Share-Based Comp. (1)	Amort. of Intangibles (2)	Tax-Related Items (4)	Spin-Related Costs (5)	Upfront & Milestone Payments (6)	Acquisition-Related Costs (7)	Non-GAAP
Total revenues	839.8	—	—	—	—	—	—	839.8
Cost of sales	(209.3)	—	4.3	—	—	—	—	(205.0)
R&D	(140.7)	3.7	—	—	2.9	7.6	2.3	(124.2)
SG&A	(160.5)	23.3	—	—	11.5	—	9.2	(116.5)
Operating margin	39.2%							46.9%
Other income (expense), net	3.8	—	—	—	—	—	—	3.8
Income before taxes	333.1	27.0	4.3	—	14.4	7.6	11.5	397.9
Income tax expense (benefit) (8)	118.8	9.5	1.5	—	5.1	2.6	3.9	141.4
Tax rate	35.7%							35.5%
Net income	214.3	17.5	2.8	—	9.3	5.0	7.6	256.5
Diluted EPS	1.98							2.37

	Q3 2016
(In millions, except EPS and percentages)	GAAP	Share-Based Comp. (1)	Amort. of Intangibles (2)	Biogen Cambridge Mfr. Facility (3)	Tax-Related Items (4)	Non-GAAP
Total revenues	229.2	—	—	—	—	229.2
Cost of sales	(71.5)	3.0	1.4	14.2	—	(52.9)
R&D	(42.7)	0.8	—	—	—	(41.9)
SG&A	(35.7)	1.2	—	—	—	(34.5)
Operating margin	34.6%	.				43.6%
Other income (expense), net	(0.1)	—	—	—	—	(0.1)
Income before taxes	79.2	5.0	1.4	14.2	—	99.8
Income tax expense (benefit) (8)	(1.3)	1.7	0.5	4.9	28.4	34.2
Tax rate	(1.6%)					34.3%
Net income	80.5	3.3	0.9	9.3	(28.4)	65.6
Diluted EPS	0.75					0.61

	Q2 2016
(In millions, except EPS and percentages)	GAAP	Share-Based Comp. (1)	Amort. of Intangibles (2)	Biogen Cambridge Mfr. Facility (3)	Upfront & Milestone Payments (4)	Non-GAAP
Total revenues	210.3	—	—	—	—	210.3
Cost of sales	(58.2)	2.0	1.3	15.8	—	(39.1)
R&D	(49.9)	0.7	—	—	—	(49.2)
SG&A	(39.3)	1.1	—	—	—	(38.2)
Operating margin	29.9%					39.8%
Other income (expense), net	(0.6)	—	—	—	—	(0.6)
Income before taxes	62.3	3.8	1.3	15.8	—	83.2
Income tax expense (benefit) (8)	(1.2)	1.3	0.4	5.4	22.5	28.4
Tax rate	(1.9%)					34.1%
Net income	63.5	2.5	0.9	10.4	(22.5)	54.8
Diluted EPS	0.59					0.51

	Nine Months Ended September 30, 2016
(In millions, except EPS and percentages)	GAAP	Share-Based Comp. (1)	Amort. of Intangibles (2)	Biogen Cambridge Mfr. Facility (3)	Upfront & Milestone Payments (4)	Non-GAAP
Total revenues	631.2	—	—	—	—	631.2
Cost of sales	(162.2)	5.9	3.4	30.0	—	(122.9)
R&D	(146.9)	2.3	—	—	—	(144.6)
SG&A	(114.0)	3.1	—	—	—	(110.9)
Operating margin	33.0%					40.1%
Other income (expense), net	(1.1)	—	—	—	—	(1.1)
Income before taxes	207.0	11.3	3.4	30.0	—	251.7
Income tax expense (benefit) (8)	(3.7)	3.8	1.2	10.3	74.5	86.1
Tax rate	(1.8%)					34.2%
Net income	210.7	7.5	2.2	19.7	(74.5)	165.6
Diluted EPS	1.96					1.54

Use of Non-GAAP Financial Measures

We supplement our consolidated financial statements presented on a GAAP basis by providing additional measures which may be considered “Non-GAAP” financial measures under applicable SEC rules. We believe that the disclosure of these Non-GAAP financial measures provides additional insight into the ongoing economics of our business and reflects how we manage our business internally, set operational goals and forms the basis of our management incentive programs. These Non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be viewed in isolation or as a substitute for reported, or GAAP, financial measures.

Our Non-GAAP financial measures exclude the following items from reported GAAP financial measures:

1.	Share-Based Compensation Expense

We exclude the costs associated with incentive stock and employee stock purchase plans we maintain for the benefit of our officers, directors, and employees.  For the periods prior to February 1, 2017, our share based compensation expense was derived solely from equity awards granted by Biogen to the company’s employees. Share-based compensation expense subsequent to the separation relates to equity awards granted under our share-based plans to our officers, directors, and employees including those awards that converted from Biogen.

2.	Amortization of Developed Technology Intangible Assets

We exclude the amortization of intangible assets to facilitate an evaluation of current and past operating performance, particularly in terms of cash returns, and is similar to how management internally assesses performance. The developed technology intangibles primarily relate to approval milestones for ALPROLIX paid to the former Syntonix shareholders.

3.	Biogen Cambridge Manufacturing Facility Shutdown

We exclude costs associated with Biogen’s Cambridge manufacturing facility shutdown, which was primarily dedicated to hemophilia manufacturing. On December 31, 2016, the facility was subleased by Brammer Bio, LLC and is no longer used for hemophilia manufacturing.  Management believes these costs are not representative of our ongoing operating results.

4.	Tax-Related Items

We had established a valuation allowance as of December 31, 2015 given our cumulative losses and uncertainty about our cost structure as a standalone company.  During 2016, we determined that it is more likely than not that our deferred tax assets will be realizable and released our valuation allowance.  Management believes the release of the valuation allowance is not representative of our ongoing operating results.

5.	Spin-Related Costs

In connection with our separation from Biogen, we have incurred certain separation related expenses, which management believes are not representative of our ongoing operations.

6.	Upfront and Milestone Payments

We exclude costs associated with upfront and milestone payments relating to collaborative arrangements as management believes these costs are uncertain, result in different payment and expense recognition patterns than internal R&D activities, and are not representative of our ongoing operating results.

7.	Acquisition-Related Costs

In connection with our acquisition of True North Therapeutics, we have incurred certain acquisition related expenses, which management believes are not representative of our ongoing operations. These expenses include banker, legal, tax, and other expenses. In addition, we exclude costs associated with quarterly remeasurement of contingent consideration.

8.	Tax Effects of the Above Non-GAAP Adjustments

We include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP adjusted net income.